Exhibit h.(ii).a

September 27, 2017

State Street Bank and Trust Company

Legal Division – Global Services Americas

P.O. Box 5049

Boston, MA 02206-5049

Attn: Senior Vice President and Senior Managing Counsel

Re:	Hartford Funds Exchange-Traded Trust (the “Trust”)

Ladies and Gentlemen:

Please be advised that the aforementioned Trust has established a new series of shares to be known as Hartford Total Return Bond ETF (the “Fund”).

The undersigned Trust hereby requests that State Street Bank and Trust Company (“State Street”) act as Administrator for the new Fund in accordance with Section 1, the Appointment of Administrator provision of the Administration Agreement dated as of December 12, 2014 by and among State Street and each of the entities listed on Schedule A attached thereto (as amended, modified, or supplemented from time to time, the “Agreement”). In connection with such request, the undersigned Trust hereby confirms to State Street, as of the date hereof, its representations and warranties set forth in Section 4 of the Agreement. Schedule A to the Agreement is hereby amended as set forth on Schedule A hereto, effective as of the effective date set forth below.

Please indicate your acceptance of the foregoing by executing two copies of this letter agreement, returning one to the Trust and retaining one for your records.

Sincerely,

Hartford Funds Exchange-Traded Trust on behalf of itself and: Hartford Total Return Bond ETF

By:	/s/ Laura S. Quade
Name:	Laura S. Quade
Title:	Vice President, Duly Authorized

Agreed and Accepted:
State Street Bank and Trust Company
By:	/s/Andrew Erickson
Name:	Andrew Erickson
Title:	Executive Vice President, Duly Authorized

Effective Date:	September 27, 2017

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ADMINISTRATION AGREEMENT

Schedule A

Listing of Trust(s) and Fund(s)

           (as of September 27, 2017)

Hartford Funds Exchange-Traded Trust

Hartford Corporate Bond ETF

Hartford Quality Bond ETF

Hartford Total Return Bond ETF

Lattice Strategies Trust

Hartford Multifactor Developed Markets (ex-US) ETF (f/k/a Lattice Developed Markets (ex-US) Strategy ETF)

Hartford Multifactor Emerging Markets ETF (f/k/a Lattice Emerging Markets Strategy ETF)

Hartford Multifactor Global Small Cap ETF (f/k/a Lattice Global Small Cap Strategy ETF)

Hartford Multifactor Low Volatility International Equity ETF

Hartford Multifactor Low Volatility U.S. Equity ETF

Hartford Multifactor REIT ETF (f/k/a Lattice Real Estate Strategy ETF)

Hartford Multifactor US Equity ETF (f/k/a Lattice US Equity Strategy ETF)

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